Exhibit 5.1

July 14, 2023

Aptevo Therapeutics Inc.

2401 4th Avenue, Suite 1050

Seattle, WA 98121

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Aptevo Therapeutics Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-1 (File No. 333-273067) of the Company (as amended through the date hereof and including all exhibits thereto, the “Registration Statement”), including a related prospectus filed with the Registration Statement (the “Prospectus”) relating to the proposed public offering (the “Offering”) of (i) up to 7,692,308 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), (ii) warrants to purchase up to 7,692,308 shares of Common Stock (the “Common Warrants”), (iii) pre-funded warrants to purchase up to 7,692,308 shares of Common Stock (the “Pre-Funded Warrants”, and together with the Common Warrants, the “Warrants”) and (iv) up to 7,692,308 shares of Common Stock issuable from time to time upon exercise of the Warrants (the “Warrant Shares” and collectively with the Warrants and the Shares, the “Securities”). The Securities are to be sold to the several purchasers pursuant to securities purchase agreements (each, a “Securities Purchase Agreement” and collectively, the “Securities Purchase Agreements”) among the Company and the purchasers signatory thereto (collectively, the “Purchasers”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

As such counsel and for purposes of our opinions set forth herein, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and other instruments of the Company and corporate records furnished to us by the Company, and have reviewed certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, including without limitation:

(i)
the Registration Statement;

(ii)
the form of Securities Purchase Agreement;

(iii)
the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), certified as of July 13, 2023, by the Secretary of State of the State of Delaware and certified by an officer of the Company as of the date hereof, and the Bylaws of the Company as presently in effect (the “Bylaws”, and together with the Certificate of Incorporation, the “Company Charter Documents”);

Aptevo Therapeutics Inc.

July 14, 2023

(iv)
a certificate, dated as of July 13, 2023, from the Secretary of State of the State of Delaware certifying as to the existence and good standing of the Company under the laws of the State of Delaware (the “Good Standing Certificate”);

(v)
resolutions adopted by the board of directors of the Company, certified by an officer of the Company, relating to, among other things, the approval of the Securities Purchase Agreements, and the registration, sale and issuance of the Securities (the “Resolutions”); and

(vi)
a certificate executed by an officer of the Company, dated as of the date hereof, certifying to, among other things, the Company Charter Documents and the Resolutions.

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth in this opinion letter.

In such examination and in rendering the opinions expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iii) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to the originals thereof, and that such originals are authentic and complete; (iv) the legal competency, capacity and authority of all persons executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing, except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof; (viii) that there has not been and there will not be any change in the good standing status of the Company from that reported in the Good Standing Certificate; (ix) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties; (x) that the Securities will not be issued or transferred in violation of any restriction contained in the Certificate of Incorporation and that upon issuance of any of the Shares or Warrant Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Certificate of Incorporation; (xi) that at or prior to the time of the issuance and delivery of any of the Securities, the Registration Statement will have been declared effective under the Securities Act and such effectiveness shall not have been terminated or rescinded; (xii) that the exercise price of the Warrants will not be adjusted to an amount below the par value of the Common Stock; and (xiii) that the Securities Purchase Agreements to be executed by the Purchasers are in substantially the form previously provided to us to review. We have also assumed that the Securities will be issued and sold as described in the Registration Statement and in accordance with the terms of the respective Securities Purchase Agreements. With respect to the Warrants and the Warrant Shares, we express no opinion to the extent that, notwithstanding the Company’s current reservation of shares of Common Stock, future issuances of securities of the Company, including the Warrant Shares and/or antidilution adjustments to outstanding securities of the Company, including the Warrants, may cause the Warrants to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued.

Aptevo Therapeutics Inc.

July 14, 2023

As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that:

1. The Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued and sold in accordance with the Registration Statement and the Prospectus and delivered and paid for in accordance with the terms of the Securities Purchase Agreements, the Shares will be validly issued, fully paid and nonassessable.

2. The Warrants have been duly authorized by all necessary corporate action on the part of the Company and, when issued and sold in accordance with the Registration Statement and the Prospectus and delivered and paid for in accordance with the terms of the Securities Purchase Agreements, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforceability may be limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally including, without limitation, fraudulent transfer or fraudulent conveyance laws; (ii) public policy considerations, statutes or court decisions that may limit rights to obtain exculpation, indemnification or contribution (including, without limitation, indemnification regarding violations of the securities laws and indemnification for losses resulting from a judgment for the payment of any amount other than in United States dollars); and (iii) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

3. The Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and, assuming a sufficient number of authorized but unissued shares of Common Stock are available for issuance when the Warrants are exercised, the Warrant Shares, when and if issued upon exercise of the Warrants in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

With regard to opinion paragraph 2: (i) our opinion is subject to the qualification that the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought; (ii) we express no opinion as to any provision of the Warrants, that (a) provides for liquidated damages, buy-in damages, monetary penalties, prepayment or make-whole payments or other economic remedies to the extent such provisions may constitute unlawful penalties, (b) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights, (c) restricts non-written modifications and waivers, (d) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy, (e) relates to exclusivity, election or accumulation of rights or remedies, (f) authorizes or validates conclusive or discretionary determinations, or (g) provides that provisions of the Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable; and (iii) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrants.

Aptevo Therapeutics Inc.

July 14, 2023

Without limiting any of the other limitations, exceptions, assumptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the Delaware General Corporation Law and the laws of the State of New York, as in effect on the date of this opinion letter. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

This opinion letter is rendered solely in connection with the offering of the Securities as described in the Registration Statement. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein, even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP